Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:

Denise Warren	Beth Wright
EVP/CFO	VP – Communications
615-764-3013	615-764-3010

Capella Healthcare, Inc. Reports Second Quarter 2014 Results

Adjusted EBITDA For the Second Quarter Increases by 21% Over Prior Year

Franklin, Tennessee. – August 6, 2014 – Capella Healthcare, Inc. (“Capella”) today announced results for the three months and six months ended June 30, 2014.

Three Months Ended June 30, 2014

For the three months ended June 30, 2014, revenues from continuing operations were $192.1 million, up 6.9% from $179.7 million for the same period a year ago. Adjusted EBITDA for the three months ended June 30, 2014, increased 20.6% to $26.9 million compared with $22.3 million for the same period a year ago.

For the three months ended June 30, 2014, admissions decreased 0.5% while adjusted admissions increased 0.5% for the same prior year period. Revenue per adjusted admission increased 6.3%.

Six Months Ended June 30, 2014

For the first half of 2014, revenues from continuing operations were $374.7 million, up 4.0% from $360.2 million for the same period a year ago. Adjusted EBITDA for the six months ended June 30, 2014, increased 4.8% to $46.2 million compared with $44.1 million for the same period a year ago.

For the six months ended June 30, 2014, admissions decreased 3.4% while adjusted admissions decreased 1.6% for the same prior year period. Revenue per adjusted admission increased 5.8%.

“Our second quarter results reflect significant progress on all of our operational and strategic initiatives.” said Michael A. Wiechart, president and chief executive officer of Capella. “Our results reflect sustained improvement to patient safety and quality of care, improving margins, and we are beginning to realize the early benefits of expanded coverage under healthcare reform. Our hospital leaders continue to do an exceptional job in preparing for this new era of value-based care – with an intense focus on quality, collaboration and cost-effectiveness – and our second quarter results reflect the results of their efforts.”

About Capella Healthcare

Based in Franklin, Tennessee, Capella owns and/or operates general acute-care hospitals in six states. With the philosophy that all health care is local, Capella collaborates with each hospital’s medical staff, board and community leadership to take care to the next level. The company has access to significant leadership and financial resources, reinvesting in its family of hospitals to strengthen and expand services and facilities. For more information visit the website at www.CapellaHealthcare.com.

Conference Call

Capella will host a conference call for investors at 9:00 a.m. Central time today. All interested investors are invited to access the call by dialing: 877-806-6964, conference ID#: 8217 3742. A replay of the call will be available for a period of 30 days, beginning approximately one hour after the call has concluded. Instructions to access the audio recording can be found on the Investor Relations section of the Company’s website at www.CapellaHealthcare.com. A copy of the Company’s Form 10-Q for the quarterly period ended June 30, 2014 may be obtained via the Company’s website when filed with the Securities and Exchange Commission.

Cautionary Statement about Preliminary Results and other Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the impact of healthcare reform and other changes in government programs; (2) spending cuts resulting from the Budget Control Act of 2011; (3) the impact of the economy; (4) growth of uninsured and “patient due” accounts and a deterioration in the collectability of these accounts; (5) federal or state programs that reduce our Medicare or Medicaid payments; (6) the reduction or elimination of payments from third-party payors or the inability to negotiate contracts or maintain satisfactory relationships with third-party payors; (7) controls designed to reduce inpatient services may reduce our revenue; (8) any shortage of qualified professional and staff personnel; (9) our ability to recruit and retain quality physicians; (10) the loss of the services of one or more of our executive management team; (11) our ability to comply with extensive laws and government regulations, including fraud and abuse laws; (12) competition from other hospitals or healthcare providers, including physicians; (13) concentration of revenue in a small number of states, which makes us particularly sensitive to regulatory and economic changes in those states; (14) our access to licensed information systems and the ability to integrate changes to our existing information systems or information systems of acquired hospitals; (15) liabilities for professional liability and other claims brought against our facilities; (16) potential legal and reputational risk as a result of our access to personal information of our patients; (17) state efforts to regulate the construction or expansion of healthcare facilities; (18) the industry trend toward value-based purchasing; (19) our substantial indebtedness and ability to generate cash flow to service or refinance our indebtedness; and (20) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Capella Healthcare, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in millions)

	Three Months Ended June 30,
	2013		2014
	Amount	% of Revenue	Amount	% of Revenue

Revenue before provision for bad debts	$204.4		$208.3
Provision for bad debts	(24.7)		(16.2)

Revenues	179.7		192.1

Salaries & benefits	83.5	46.5%	92.4	48.1%
Supplies	29.5	16.4	31.6	16.4
Other operating expenses	46.6	25.9	50.0	26.0
Other income	(0.3)	-0.2	(3.0)	-1.6
Management fees	0.1	—	0.1	—
Interest, net	13.4	7.5	13.8	7.2
Depreciation and amortization	11.1	6.2	11.3	5.9

Loss from continuing operations before income taxes	(4.2)	-2.3	(4.1)	-2.1
Income taxes	1.3	0.7	0.8	0.4

Loss from continuing operations	(5.5)	-3.1	(4.9)	-2.6
Loss from discontinued operations, net of tax	(1.2)	-0.7	(0.3)	-0.1

Net loss	(6.7)	-3.7	(5.2)	-2.7
Less: Net income (loss) attributable to non-controlling interests	(0.2)	-0.1	0.2	0.1

Net loss attributable to Capella Healthcare, Inc.	$(6.5)	-3.6%	$(5.4)	-2.8%

Capella Healthcare, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in millions)

	Six Months Ended June 30,
	2013		2014
	Amount	% of Revenue	Amount	% of Revenue

Revenue before provision for bad debts	$408.5		$414.1
Provision for bad debts	(48.3)		(39.4)

Revenues	360.2		374.7

Salaries & benefits	168.2	46.7%	180.3	48.1%
Supplies	59.6	16.5	62.0	16.5
Other operating expenses	91.2	25.3	96.6	25.8
Other income	(0.3)	—	(4.3)	-1.1
Management fees	0.1	—	0.1	—
Interest, net	27.3	7.6	27.6	7.4
Depreciation and amortization	21.3	5.9	22.5	6.0

Loss from continuing operations before income taxes	(7.2)	-2.0	(10.1)	-2.7
Income taxes	2.4	0.7	1.7	0.5

Loss from continuing operations	(9.6)	-2.7	(11.8)	-3.1
Loss from discontinued operations, net of tax	(2.8)	-0.8	(2.7)	-0.7

Net loss	(12.4)	-3.4	(14.5)	-3.9
Less: Net loss attributable to non-controlling interests	(0.3)	-0.1	(0.1)	—

Net loss attributable to Capella Healthcare, Inc.	$(12.1)	-3.4%	$(14.4)	-3.8%

Capella Healthcare, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

		(Unaudited)
	December 31,	June 30,
	2013	2014
ASSETS
Current Assets:
Cash and cash equivalents	$26.4	$25.7
Accounts receivable, net	126.3	122.6
Inventories	24.3	24.8
Prepaid expenses and other current assets	11.6	12.7
Deferred tax assets	2.5	0.5
Assets held for sale	13.1	—

Total current assets	204.2	186.3
Property and equipment, net	456.1	444.0
Goodwill	133.6	133.6
Intangible assets, net	13.2	12.1
Other assets, net	23.7	23.9

Total assets	$830.8	$799.9

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$28.5	$28.2
Salaries and benefits payable	23.8	23.7
Accrued interest	23.3	23.3
Other accrued liabilities	32.7	22.0
Current portion of long-term debt	49.6	44.1
Liabilities held for sale	1.9	—

Total current liabilities	159.8	141.3
Long-term debt	507.8	507.2
Deferred income taxes	17.3	17.0
Other liabilities	28.4	29.0
Redeemable non-controlling interests	21.4	20.8
Due to parent	210.9	213.8
Stockholder’s deficit:
Common stock	—	—
Retained deficit	(114.8)	(129.2)

Total stockholder’s deficit	(114.8)	(129.2)

Total liabilities and stockholder’s deficit	$830.8	$799.9

Capella Healthcare, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in millions)

`	For the Six Months Ended June 30,
	2013	2014
Operating activities:
Net loss	$(12.4)	$(14.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	2.8	2.7
Depreciation and amortization	21.3	22.5
Amortization of loan costs and debt discount	2.0	2.0
Provision for bad debts	48.3	39.4
Deferred income taxes	1.6	1.6
Stock-based compensation	0.5	3.3
Changes in working capital, net of acquisitions	(55.3)	(45.4)

Net cash provided by operating activities - continuing operations	8.8	11.6
Net cash used in operating activities - discontinued operations	(2.8)	(2.8)

Net cash provided by operating activities	6.0	8.8

Investing activities:
Purchases of property and equipment, net	(15.4)	(10.2)
Proceeds from disposition of healthcare businesses	—	11.2
Other investing activities	—	(0.2)

Net cash (used in) provided by investing activities	(15.4)	0.8

Financing activities:
Payments on capital leases and other obligations	(2.5)	(7.5)
Payments of financing costs and fees	—	(2.0)
Advances (to) from Parent	0.1	(0.4)
Distributions to non-controlling interests	(0.7)	(0.5)
Sale (repurchase) of non-controlling interests	(0.2)	0.1

Net cash used in financing activities - continuing operations	(3.3)	(10.3)

Net decrease in cash and cash equivalents	(12.7)	(0.7)
Cash and cash equivalents, beginning of period	33.3	26.4

Cash and cash equivalents, end of period	$20.6	$25.7

Capella Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Adjusted EBITDA – Reported (Unaudited)

(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

Net loss attributable to Capella Healthcare, Inc.	$(6.5)	$(5.4)	$(12.1)	$(14.4)
Interest, net	13.4	13.8	27.3	27.6
Income taxes	1.3	0.8	2.4	1.7
Depreciation and amortization	11.1	11.3	21.3	22.5
Non-controlling interests	(0.2)	0.2	(0.3)	(0.1)
Business development and refinancing related costs	1.7	0.8	2.1	1.0
Stock-based compensation, non-cash	0.2	3.2	0.5	3.3
Stock-based compensation, cash	—	1.8	—	1.8
Management fee to related party	0.1	0.1	0.1	0.1
Discontinued operations, net of taxes	1.2	0.3	2.8	2.7

Adjusted EBITDA (1)	$22.3	$26.9	$44.1	$46.2

(1)	Adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, non-controlling interests, business development and refinancing related expenses, stock-based compensation, management fee to related party and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Capella Healthcare, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Capella Healthcare, Inc.

Operating Statistics (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2014	% change	2013	2014	% change

Total Consolidated:

Admissions	10,452	10,398	-0.5%	21,453	20,727	-3.4%

Adjusted Admissions	22,849	22,970	0.5%	45,508	44,766	-1.6%

Revenue per adjusted admission	$7,865	$8,363	6.3%	$7,914	$8,371	5.8%

Inpatient Surgery	2,340	2,263	-3.3%	4,753	4,462	-6.1%

Outpatient Surgery	5,814	5,801	-0.2%	11,446	11,104	-3.0%

Emergency Room Visits	54,612	56,886	4.2%	110,550	110,226	-0.3%

(1)	All hospital statistics are on a continuing operations basis and excludes facilities classified as discontinued operations.